UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2006

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

333-63768

(Commission File Number)

DELAWARE	75-2648837
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6430 ROCKLEDGE DRIVE, SUITE 200

BETHESDA, MARYLAND 20817

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), announced today that the Company and MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership of which the Company is the general partner (the “Partnership”), have entered into an Agreement and Plan of Merger, dated February 20, 2006 (the “Merger Agreement”) with Alcor Holdings LLC, a Delaware limited liability company (the “Parent”), Alcor Acquisition Inc., a Maryland corporation and a controlled subsidiary of the Parent (“Merger Sub I”) and Alcor Acquisition L.P., a Delaware limited partnership whose general partner is a wholly-owned subsidiary of Merger Sub I (“Merger Sub II” and together with the Parent and Merger Sub I, the “Purchaser Parties”), pursuant to which Merger Sub I will merge with and into the Company (the “REIT Merger”), with the Company continuing as the surviving corporation, and Merger Sub II will merge with and into the Partnership (the “Partnership Merger” and together with the REIT Merger, the “Mergers”), with the Partnership surviving as the surviving partnership. Parent, Merger Sub I and Merger Sub II are affiliates of The Blackstone Group.

Pursuant to the Merger Agreement, at the effective time of the Mergers, each outstanding share of common stock of the Company and each unit of limited partnership interest in the Partnership will be converted automatically into the right to receive $10.45 in cash, without interest and subject to applicable withholding.

Stockholders of the Company will be asked to vote on the proposed transactions at a special meeting that will be held on a date to be announced. The Mergers are conditioned, among other things, on the adoption of the Merger Agreement by the stockholders of the Company and the completion of consent solicitations relating to the Partnership’s outstanding 9% and 9 1/8% senior unsecured notes. Availability of financing for the Mergers is not a condition to the Purchaser Parties’ obligations to close.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On February 21, 2006, the Company issued a press release announcing the execution of the Merger Agreement, which is furnished as Exhibit 99.1 hereto.

CAUTIONARY STATEMENTS

The Merger Agreement has been included in this report to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Merger Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of such Merger Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Partnership or any of their respective affiliates.

This communication is being made in respect of the proposed merger transaction involving the Company and affiliates of Blackstone. In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, stockholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Company’s Web site, www.meristar.com, or by contacting Meristar Hospitality Corporation, 6430 Rockledge Drive, Bethesda, Maryland 20817, telephone (301) 581-5900.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger

99.1	Press Release, dated February 21, 2006, of MeriStar Hospitality Corporation, announcing the Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

BY:	MERISTAR HOSPITALITY CORPORATION, ITS GENERAL PARTNER

BY:	/s/ Jerome J. Kraisinger
Jerome J. Kraisinger
Executive Vice President, Secretary and General Counsel

Date: February 21, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger

99.1	Press Release, dated February 21, 2006, of MeriStar Hospitality Corporation, announcing the Agreement and Plan of Merger